Exhibit 99.1

ChineseInvestors.com, Inc. Announces Annual Financial Results, Posts 76% YoY Increase in Revenues, and Comments on Recent Stock Price Volatility as it May Relate to Recent News

SAN GABRIEL, CA (September 12, 2017) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today provides an update on its financial and business achievements for fiscal year 2017, as well as its outlook for fiscal year 2018. At the same time, Warren Wang, founder and CEO of CIIX, comments on recent stock price volatility.

The fiscal year ended May 31, 2017 represents a significant milestone in the Company’s 18-year history as both its long established Financial Services/Media Division, and the more recently established Consumer Division, have made substantial progress this year.

Financial Highlights:

•	Filed form 10K with the U.S. Securities and Exchange Commission (SEC) reflecting significantly higher revenues for the fiscal year ended May 31, 2017, as compared to fiscal 2016 with total operating revenues increased by 76%.

•	Revenues from both the investor relations business and the subscription business continued to grow this year, with an increase of 130% and 57% respectively.

Financial Services Business Highlights:

•	Upgraded the US stocks live video platform and revealed details of real-money trading conducted by all analysts to paid VIP subscribers.

•	Announced plans to launch a Cryptocurrency Education and Trading Subscription Service and the first Chinese daily video news broadcast from the NYSE covering digital currency and blockchain technology before the end of 2017.

Hemp Oil Business Highlights:

•	Established CBD Biotechnology Co., Ltd., a wholly-owned foreign enterprise in Shanghai, China; appointed Summer Yun as Chief Executive Officer (CEO); and announced plans to launch its hemp-infused skin care line in China before end of calendar 2017.

•	Established ChineseHempOil.com, Inc., a wholly-owned subsidiary in the US; launched its first hemp oil product line “OptHemp;” and appointed Keevin Gillespie as President.

•	Engaged Launch Haus, LLC, a venture building firm and digital holding company specializing in direct response marketing including digital, E-commerce and direct sales channels.

•	Retained Buyopsy, LLC, a wholly owned subsidiary of Launch Haus, LLC, responsible for handling direct to consumer implementations and staff augmentation, and its Principal Chris J Snook (effective September 1, 2017) to provide day-to-day leadership in growth and E-commerce for ChineseInvestors.com, Inc., ChineseHempOil.com and CBD Biotechnology Co., Ltd.

“I am very pleased about the Company’s significant increase in revenue in the fiscal year ended May 31, 2017,” says Wang. “Although the blueprint of our Company’s business strategy has expanded through its entrance into the Hemp Industry, our core subscription and investors relations services remain strong with significant growth rates. I am thankful for the investors who have supported our ongoing development plans and look forward to a prosperous year ahead.”

Looking forward, Wang states, “although the business of our Consumer Division is still in the early stages, the recently launched ‘OptHemp’ product line is gaining popularity among Chinese consumers in the US, and the Company’s first hemp-infused skin care product line will launch in China in the coming months. We believe that through the efforts of our business strategists such as Buyopsy, LLC and its principal Chris Snook, our E-commerce partners such as Elevated.com and Quiverr.com, and our talented management team, we will generate substantial revenues in FY 2018 via sales of our hemp-based products in the United States and China. Our overall goal in 2018 is for the Company is to achieve annual revenue growth of more than 100%, while cutting costs and achieving profitability.”

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The Company recently announced that its Financial Services/Media Division will also be providing ancillary services in the popular Digital Currency Industry. Digital Currency has attracted a lot of attention in recent years from the creation of Bitcoin, the world's first decentralized digital currency, to blockchain technology, which allows digital currency to transfer value across the globe without resorting to traditional intermediaries such as banks. This industry has also created new phenomena such as currency mining, trading, tender, and storage related businesses and has paved the way for companies such as ChineseInvestors.com, Inc. to provide its educational subscription services to the many market investors that see the unique opportunity that digital currency poses and that desire to capitalize on this market opportunity. These interested investors may not have a full understanding of the concept of digital currency or access to the latest market news; therefore the Company sees this as an opportunity to provide fundamental knowledge to Chinese speaking newcomers to digital currency, including straightforward explanations of the basics of digital currency, how to buy it and straightforward trading guidelines. For those with digital currency experience, the Company will provide more detailed information regarding currency mining, blockchain technology, stock trends and ETFs. As part of its plan to enter the Digital Currency Industry, the Company also recently announced its plans to launch a Chinese Daily Video News Broadcast from the NYSE floor covering the Digital Currency Market.

“The Company is excited about the opportunity to enter the Digital Currency Market as an ancillary service provider,” says Wang. “Although the Company’s stock price may have recently been affected short term due to recent news in the Digital Currency Industry, as an ancillary service provider the Company does not anticipate that it will be affected long term by the ban prohibiting Chinese exchanges from providing digital currency trading services, Chinese regulators’ efforts to limit the use of digital currencies, the recent release by Chinese authorities declaring initial coin offerings (“ICOs”) illegal in China, or the US SEC’s warnings that securities laws apply to ICOs. While these regulatory measures and the recent global news surrounding digital currency exchanges may slow the interest surrounding digital currency and ICOs, they may also make the terrain more reliable and safer for investors. Moreover, with large investors becoming more involved in the Digital Currency Market, we believe that the need to overcome the limitations of digital currency exchanges has become imperative. Although CIIX does not currently have plans for an ICO, we are excited about the opportunity to expand our subscription services and media services division on the opportunities that we expect to emerge from the Digital Currency Market.”

“However, CIIX has neither set up a cryptocurrency exchange in China, nor raised capital through an ICO. Some investors have a misunderstanding of our business,” clarifies Wang.

About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1.214.636.2548

Corporate Communications:

NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com

212.418.1217 Office

Editor@NetworkNewsWire.com

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